                                                                    EXHIBIT 25.B

                                       Securities Act of 1933 File No. _________
                             (If application to determine eligibility of trustee for delayed offering pursuant to Section 305(b)(2))

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION 305(b)(2)___________

                               __________________

                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)
              (Exact name of trustee as specified in its charter)

                                   13-2633612
                    (I.R.S. Employer Identification Number)

                  1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK
                   (Address of  principal executive offices)

                                     10081
                                   (Zip Code)

                                ________________

                           FIRST CHICAGO CORPORATION
              (Exact  name of obligor as specified in its charter)

                                    DELAWARE
        (State or other jurisdiction of incorporation  or organization)

                                   36-2669970

                      (I.R.S. Employer Identification No.)


                            ONE FIRST NATIONAL PLAZA
                               CHICAGO, ILLINOIS
                   (Address of principal  executive offices)

                                     60670
                                   (Zip Code)
                       __________________________________

                                DEBT SECURITIES
                      (TITLE OF THE INDENTURE SECURITIES)

_______________________________________________________________________________

ITEM 1.  GENERAL INFORMATION.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

              Comptroller of the Currency, Washington, D.C.

              Board of Governors of The Federal Reserve System, Washington, D.C.

     (b) Whether it is authorized to exercise  corporate trust powers.

              Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

          (See Note on Page 2.)

ITEM 16.  LIST OF EXHIBITS.

     List below all exhibits filed as a part of this statement of eligibility. *1. -- A copy of the articles of association of the trustee as now in effect. (See Exhibit T-1 (Item 12), Registration No. 33-55626.) *2. -- Copies of the respective authorizations of The Chase Manhattan Bank
             (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
     *3. -- Copies of authorizations of The Chase Manhattan Bank (National
             Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437).
     *4. -- A copy of the existing by-laws of the trustee. (See Exhibit T-1
             (Item 12(a)), Registration No. 33-28806.)
     *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
     *6. -- The consents of United States institutional trustees required by
             Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
      7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


___________________

     * The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.



                              ___________________
                                       1.

                                      NOTE

    Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said
Item is based on incomplete information.

    Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                   SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on this 12th day of May, 1995.



                                          THE CHASE MANHATTAN BANK
                                          (NATIONAL ASSOCIATION)



                                          By: BROOKS VON ARX, JR.
                                             --------------------
                                              ASSISTANT TREASURER




                               _________________
                                       2.

                                   EXHIBIT 7
                                   ---------
REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the

                         THE CHASE MANHATTAN BANK, N.A.

of New York in the State of New York, at the close of business on December 31, 1994, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

CHARTER NUMBER 2370

COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT
STATEMENT OF RESOURCES AND LIABILITIES
                                                                                  THOUSANDS
                    ASSETS                                                       OF DOLLARS
Cash and balances due from depository
 institutions:
Noninterest-bearing balances and
 currency and coin                                                              $ 4,517,179
Interest-bearing balances                                                         7,001,642
Held to maturity securities                                                       1,593,325
Available-for-sale securities                                                     4,669,255
Federal funds sold and securities
 purchased under agreements to resell
 in domestic offices of the bank and of
 its Edge and Agreement subsidiaries,
 and in IBFs:
Federal funds sold                                                                3,651,850
Securities purchased under agreements to resell                                           0
Loans and lease financing receivable:
Loans and leases, net of unearned income                   $50,879,818
LESS: Allowance for loan and lease losses                    1,073,196
LESS:  Allocated transfer risk reserve                               0
                                                           -----------
Loans and leases, net of unearned
 income, allowance, and reserve                                                  49,806,622
Assets held in trading accounts                                                  13,112,807
Premises and fixed assets (including
 capitalized leases)                                                              1,758,500
Other real estate owned                                                             480,982
Investments in unconsolidated
 subsidiaries and associated companies                                               55,722
Customers' liability to this bank on
 acceptances outstanding                                                            611,839
Intangible assets                                                                   787,948
Other assets                                                                      6,145,452
                                                                                -----------
TOTAL ASSETS                                                                    $94,193,123
                                                                                ===========

                                  LIABILITIES
Deposits:
 In domestic offices                                                            $29,536,028
    Noninterest-bearing                                    $11,648,377
    Interest-bearing                                        17,887,651
                                                           -----------
 In foreign offices, Edge and Agreement                                          36,020,612
  subsidiaries, and IBFs
    Noninterest-bearing                                    $ 2,320,293
    Interest-bearing                                        33,700,319
                                                           -----------
Federal funds purchased and securities
 sold under agreements to repurchase in
 domestic offices of the bank and of
 its Edge and Agreement subsidiaries,
 and in IBFs:
 Federal funds purchased                                                          1,014,936
 Securities sold under agreements to
  repurchase                                                                        678,033
Demand notes issued to the U.S. Treasury                                            300,000
Trading liabilities                                                               8,066,477
Other borrowed money:
 With original maturity of one year or
  less                                                                            2,940,252
 With original maturity of more than
  one year                                                                          427,525
Mortgage indebtedness and obligations
 under capitalized leases                                                            40,550
Bank's liability on acceptances
 executed and outstanding                                                           616,531
 Subordinated notes and debentures                                                2,360,000
 Other liabilities                                                                5,195,890
                                                                                -----------
 TOTAL LIABILITIES                                                               87,196,834
                                                                                -----------
 Limited-life preferred stock and
  related surplus                                                                         0


                                                                             EQUITY CAPITAL
 Perpetual preferred stock and related
  surplus                                                                                 0
 Common stock                                                                       915,576
 Surplus                                                                          4,656,010
 Undivided profits and capital reserves                                           1,478,713
 Net unrealized holding gains (losses)                                              (64,959)
  on available-for-sale securities
 Cumulative foreign currency
  translation adjustments                                                            10,949
                                                                                -----------
 TOTAL EQUITY CAPITAL                                                             6,996,289
                                                                                -----------
 TOTAL LIABILITIES, LIMITED-LIFE
  PREFERRED STOCK,
  AND EQUITY CAPITAL                                                            $94,193,123
                                                                                ===========

I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

(Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Richard J. Boyle            Directors
(Signed) Donald H. Trautlein